Exhibit 10.6

FORM OF

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as may be amended, restated or modified from time to time, this “Pledge Agreement”), dated as of March 31, 2016 but made effective as of June [●], 2016, is made by and between STAR MOUNTAIN RESOURCES, INC., a corporation incorporated under the laws of the State of Nevada, as pledgor (the “Pledgor”), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as pledgee (the “Pledgee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March 31, 2016 but made effective as of the date hereof (the “Purchase Agreement”), by and between the Pledgor and the Pledgee, the Pledgor has agreed to issue to the Pledgee and the Pledgee has agreed to purchase from the Pledgor certain senior secured, convertible redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement;

WHEREAS, as of the date hereof, the Pledgor is the registered and beneficial owner of one thousand (1,000) of the issued and outstanding shares of common stock (equal to 100% of the total issued and outstanding shares of common stock) (the “Pledged Shares”) of Bolcan Mining Corporation, a Nevada corporation (in such capacity, the “Pledged Company”), and the Pledged Shares are represented by a certificate bearing certificate number A-1001 (the “Certificate”);

WHEREAS, in order to induce the Pledgee to purchase the Debentures, the Pledgor has agreed to execute and deliver to the Pledgee, as security for the obligations of the Pledgor to the Pledgee, a pledge of all of the Pledgor’s right, title and interest in and to the Pledged Shares;

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor and the Pledgee agree as set forth below:

SECTION 1. Defined Terms. Except as otherwise defined herein, terms defined in the Purchase Agreement shall have the same meaning when used herein.

SECTION 2. Grant of Security. As security for the Obligations (as defined in the Purchase Agreement), the Pledgor hereby pledges, assigns, transfers and delivers to the Pledgee the Pledged Shares and hereby grants to the Pledgee a first priority lien on and a first priority security interest in the following (collectively, the “Pledged Collateral”):

(i) the Pledged Shares and all capital, revenue, profit, income, gain or other property or proceeds, return on contribution or otherwise with respect to the Pledged Shares;

(ii) all securities, moneys or property representing dividends or interest on any of the Pledged Shares, or representing a distribution in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares (exclusive of any equity holder loan);

(iii) all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Shares and any other Pledged Collateral;

(iv) all other payments due or to become due to the Pledgor in respect of the Pledged Shares whether under any organizational document or otherwise, whether as contractual obligations, damages or otherwise;

(v) all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the UCC) constituting or relating to the foregoing;

(vi) all Proceeds of any of the foregoing property of Pledgor (including, without limitation, any proceeds of insurance thereon, all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the UCC, constituting or relating to the foregoing); and

(vii) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

SECTION 3. Pledge Documents. Concurrently with the execution of this Pledge Agreement and upon the circumstances described in Section 6 hereof, the Pledgor shall execute and deliver to the Pledgee an irrevocable proxy in favor of the Pledgee in respect of the Pledged Shares of the Pledged Company in the form set out in Exhibit A hereto (the “Irrevocable Proxy”) and shall deliver to the Pledgee the Certificate together with a signed, undated instrument of transfer in the form set out in Exhibit B hereto (an “Instrument of Transfer”) pertaining thereto duly executed in blank.

SECTION 4. Representations and Warranties. The Pledgor represents and warrants that:

(a) it is the legal and beneficial owner of, and has good and marketable title to, the Pledged Collateral, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created and contemplated by this Pledge Agreement;

(b) it has full power, authority and legal right to execute, deliver and perform its obligations under this Pledge Agreement and to create the lien and security interest contemplated by this Pledge Agreement;

(c) the Pledged Shares of the Pledged Company (i) have been duly and validly created pursuant to the relevant organizational documents of the Pledged Company, (ii) constitute 100% of the total issued and outstanding capital stock of the Pledged Company; and (iii) are evidenced by the Certificate;

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(d) the Pledged Shares are “securities” governed by Article 8 of the UCC;

(e) as of the date hereof, no Person has entered into any options, warrants or other agreements to acquire additional capital stock / membership interests in the Pledged Company and there are no voting trusts or other member agreements or arrangements relating to any Pledged Collateral;

(f) this Pledge Agreement constitutes a valid obligation of the Pledgor, legally binding upon it and enforceable in accordance with its terms;

(g) the pledge, hypothecation, assignment of the Pledged Collateral and the delivery of the Pledged Shares (together with the Instrument of Transfers) pursuant to and/or described in this Pledge Agreement create a valid and perfected first priority security interest in the Pledged Collateral;

(h) no consent of any other party (including equity interest holders of the Pledgor) is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement;

(i) the execution, delivery and performance of this Pledge Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the organizational documents of the Pledgor or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor is a party or which purports to be binding upon it or any of its properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement;

(j) its chief executive offices are located at 8307 Shaffer Parkway, Suite 102, Littleton Colorado 80127 and 408 Sylvia Lake Road, Gouverneur, New York 13642; and

(k) the representations and warranties set forth in the Purchase Agreement insofar as they relate to the Pledgor are true and complete and the Pledgor shall comply with each of the covenants set forth in the Purchase Agreement which are applicable thereto.

SECTION 5. Covenants. The Pledgor hereby covenants that during the continuance of this Pledge Agreement:

(a) it shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to the Pledged Collateral at the cost of the Pledgor against the claims and demands of all persons whomsoever;

(b) it shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Collateral or suffer to exist any encumbrance on the Pledged Collateral

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(c) it shall not amend or modify any organizational document of the Pledged Company;

(d) it shall not vote the Pledged Shares of the Pledged Company in favor of the consolidation, merger, dissolution, liquidation or any other corporate reorganization of the Pledged Company;

(e) it shall not take from the Pledged Company any undertaking or security in respect of its liability hereunder or in respect of any other liability of the Pledged Company to the Pledgor and the Pledgor shall not prove nor have the right of proof, in competition with the Pledgee, for any monies whatsoever owing from the Pledged Company to the Pledgor, in any insolvency or liquidation, or analogous proceedings under any applicable law, of the Pledgor;

(f) subject to the terms and conditions contained in the Purchase Agreement, there shall not be issued any additional shares of capital stock in the Pledged Company nor any options, warrants or other agreements to do so issued or entered into, provided however that if such shares of capital stock are issued, they shall immediately be pledged to the Pledgee hereunder;

(g) it shall not release, transfer or otherwise dispose of any shares of capital stock held by the Pledged Company as treasury stock or otherwise;

(h) it shall furnish to Pledgee from time to time statements and schedules further identifying and describing the Pledged Collateral as Pledgee reasonably requests, all in reasonable detail;

(i) it shall give at least ninety (90) days’ prior written notice to Pledgee of any (i) change of the location of Pledgor’s chief executive office from that specified in Section 4(j) hereof, (ii) change of Pledgor’s name, identity or structure or (iii) reorganization or reincorporation of Pledgor under the laws of another jurisdiction; and; and

(j) it shall indemnify the Pledgee from, and hold it harmless against, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with the transaction contemplated by this Pledge Agreement.

SECTION 6. Delivery of Additional Collateral. If the Pledgor shall become entitled to receive or shall receive any equity interests, option or rights, whether as an addition to, in substitution of, or in exchange for any of the Pledged Shares, the Pledgor agrees to accept the same as the agent of the Pledgee and to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated Instruments of Transfer duly executed in blank, and Irrevocable Proxies for any shares of capital stock so received, in substantially the forms attached hereto to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations.

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SECTION 7. General Authority. The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Pledgee may be rescinded by the Pledgee and any of the Obligations continued, and the Obligations, or the liability of the Pledgor and/or the Pledged Company upon or for any part thereof, or any other collateral security (including, without limitation, any collateral security held pursuant to any of the other Loan Documents) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Pledgee, and the Loan Documents, any guarantees and any other collateral security documents executed and delivered by the Pledgor and/or the Pledged Company or any other obligors in respect of the Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Pledgee may deem advisable, from time to time, and any other collateral security at any time held by the Pledgee for the payment of the Obligations (including, without limitation, any collateral security held pursuant to any other collateral security document executed and delivered pursuant to the Loan Documents) may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by the Pledgor or the Pledged Company, which shall remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Pledgor waives any and all notices of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Pledgee upon this Pledge Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between the Pledged Company and the Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Pledgor or the Pledged Company with respect to the Obligations.

SECTION 8. Voting Rights. The Pledgee shall, as the Pledgee and as the holder of the Irrevocable Proxies, receive notice and have the right (but not the obligation) to vote the Pledged Shares at its own discretion at, any annual or special meeting, as the case may be, of the shareholders of the Pledged Company, provided, however, that the Pledgee shall not be entitled to receive notice, or to exercise such right to vote until the occurrence of and continuing of an Event of Default or any of the security created by or pursuant to this Pledge Agreement shall be deemed imperiled or jeopardized in a manner by the Pledgee in its sole and reasonable discretion.

SECTION 9. UCC Filings. The Pledgor does hereby authorize the Pledgee to do all things the Pledgee may reasonably deem to be necessary or advisable in order to perfect or maintain the security interest granted by this Pledge Agreement including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof.

SECTION 10. Remedies. At any time after the occurrence of an Event of Default that has not yet been cured or in the event any of the security created by or pursuant to this Pledge Agreement shall be imperiled or jeopardized in a manner deemed material by the Pledgee in its sole and reasonable discretion, the Pledgee shall be entitled, without further notice to the Pledgor:

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(a) subject to the limitations of Sections 9-610 and 9-615 of the UCC (to the extent applicable), to sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Pledged Collateral or any rights or interests therein, at public or private sale or in any other manner, at such price or prices and on such terms as the Pledgee may deem appropriate, and either for cash, on credit, for other property or for future delivery, at the option of the Pledgee, upon not less than 10 days’ written notice (which 10 day notice is hereby acknowledged by the Pledgor to be reasonable) addressed to the Pledgor at its last address provided to the Pledgee pursuant to this Pledge Agreement, but without demand, advertisement or other notice of any kind (all of which are hereby expressly waived by the Pledgor). If any of the Pledged Collateral or any rights or interests thereon are to be disposed of at a public sale, the Pledgee may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement. If any of the Pledged Collateral or any rights or interests therein shall be disposed of at a private sale, the Pledgee shall be relieved from all liability or claim for inadequacy of price. At any such public sale the Pledgee may purchase the whole or any part of the Pledged Collateral or any rights or interests therein so sold. Each purchaser, including the Pledgee should it acquire the Pledged Collateral, at any public or private sale, shall hold the property sold free from any claim or right of redemption, stay, appraisal or reclamation on the part of the Pledgor which are hereby expressly waived and released to the extent permitted by applicable law. If any of the Pledged Collateral or any rights or interests therein shall be sold on credit or for future delivery, the Pledged Collateral or rights or interests so sold may be retained by the Pledgee until the selling price thereof shall be paid by the purchaser, but the Pledgee shall not incur any liability in case of failure of the purchaser to take up and pay for the Pledged Collateral or rights or interests therein so sold. In case of any such failure, the Pledged Collateral or rights or interests therein may again be sold on not less than 10 days’ written notice as aforesaid; and

(b) to exercise all voting and other equity interest rights at any meeting of any Pledged Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Shares of the Pledged Company as if it was the absolute owner thereof, including, without limitation, the right to exchange at its discretion, such Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Pledged Company or, upon the exercise by the Pledged Company or the Pledgee of any right, privilege or option pertaining to such Pledged Share, and in connection therewith, to deposit and deliver such Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

SECTION 11. No Duty on Pledgee. The Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

SECTION 12. Application of Proceeds. All moneys collected or received by the Pledgee pursuant to this Pledge Agreement shall be applied as provided in the Purchase Agreement.

SECTION 13. Miscellaneous.

13.1 Further Assurances. The Pledgor agrees that if this Pledge Agreement shall, in the reasonable opinion of the Pledgee, at any time be deemed by the Pledgee, for any reason, insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as in the opinion of the Pledgee may be required in order to more effectively accomplish the purposes of this Pledge Agreement including, without limitation, an alternative pledge or such other alternative security as the Pledgee shall reasonably require.

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13.2 Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Pledgee shall be cumulative and shall be in addition to every other right, power and remedy of the Pledgee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Pledgee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Pledgee in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Pledgor or any Credit Party shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Pledgee of any security or of any payment of or on account of any of the amounts due from the Pledgor or any Credit Party to the Pledgee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have rights and remedies of a secured party under the UCC.

13.3 Successors and Assigns. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its respective successors and assigns.

13.4 Waiver; Amendment. None of the terms and conditions of this Pledge Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Pledgee.

13.5 Invalidity. If any provision of this Pledge Agreement shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Pledge Agreement, or the validity of this Pledge Agreement as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

13.6 Notices. All notices of request, demand and other communications hereunder shall be addressed, sent and deemed delivered in accordance with the Purchase Agreement, including delivery of any such notices or communications to the Pledged Company on behalf of the Pledgor, which Pledgor hereby agrees and acknowledges shall be valid and effective notice to the Pledgor hereunder.

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13.7 Counterparts; Electronic Delivery. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of this Pledge Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed counterpart. In the event that the Pledgor delivers an executed counterpart of this Pledge Agreement by facsimile or electronic transmission, the Pledgor shall also deliver an originally executed counterpart as soon as practicable, but the failure of the Pledgor to deliver an originally executed counterpart of this Pledge Agreement shall not affect the validity or effectiveness of this Pledge Agreement.

13.8 References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Pledge Agreement, unless the context otherwise requires.

13.9 Headings. In this Pledge Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Pledge Agreement.

13.10 Termination. When all of the Obligations shall have been fully satisfied, the Pledgee agrees that it shall forthwith release the Pledgor from its Obligations hereunder and the Pledgee, at the request and expense of the Pledgor, shall promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement, and the Irrevocable Proxies shall terminate forthwith and be delivered to the Pledgor forthwith together with the other items furnished to the Pledgee pursuant to this Pledge Agreement.

SECTION 14. Applicable Law, Jurisdiction and Waivers.

14.1 Governing Law. Except in the case of the Mandatory Forum Selection clause set forth in Section 14.2 hereof, this Pledge Agreement shall be governed by and construed in accordance with the laws of the Nevada, without regard to principles of conflicts of laws thereof.

14.2 MANDATORY FORUM SELECTION. Any dispute arising under, relating to, or in connection with the Agreement or related to any matter which is the subject of or incidental to the Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, FLOrida; provided, however, PLEDGEE may, at its sole option, elect to bring any action in any other jurisdiction. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law.

14.3 WAIVER OF IMMUNITY. TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

14.4 WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLEDGE AGREEMENT.

[-signature page follows-]

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed the day and year first above written.

PLEDGOR:

STAR MOUNTAIN RESOURCES, INC.

By:
Name:	Wayne Rich
Title:	Chief Financial Officer

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Wayne Rich, the Chief Financial Officer of Star Mountain Resources, Inc., a Nevada corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

[ signature page to Pledge Agreement ]

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PLEDGEE

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:
Name:	Robert Press
Title:	Director

[ signature page to Pledge Agreement ]

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EXHIBIT A

IRREVOCABLE PROXY

The undersigned, the registered and beneficial owner of the below described shares of capital stock of Bolcan Mining Corporation, a corporation incorporated under the laws of the State of Nevada (“Pledged Company”), hereby makes, constitutes and appoints, TCA Global Credit Master Fund, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Pledgee”), with full power to appoint a nominee or nominees to act hereunder from time to time, the true and lawful attorney and proxy of the undersigned to vote one hundred percent (100%) of the shares of capital stock of the Pledged Company, at all annual and special meetings of the Pledged Company or take any action by written consent with the same force and effect as the undersigned might or could do, hereby ratifying and confirming all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

The said shares of capital stock have been pledged (the “Pledge”) to the Pledgee pursuant and subject to a Pledge Agreement, dated as of March 31, 2016 and effective as of June ____, 2016, by and between the undersigned and the Pledgee.

This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable so long as the Pledge is outstanding and is in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed on June ____, 2016.

STAR MOUNTAIN RESOURCES, INC.

By:
Name:	Wayne Rich
Title:	Chief Financial Officer

EXHIBIT B

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OR ASSIGNEE
hereby sells, assigns and transfers unto

	1,000 shuares of common stock	Of	Bolcan Mining Corporation

standing in my (our) name(s)
on the books of said corporation represented by Certificate(s) No.(s).			A-1001
herewith, and do hereby irrevocably constitute and appoint

attorney to transfer the

said stock on the books of said corporation with full power of substitution in the premises, This Instrument is given for collateral purposes only pursuant to that certain Pledge Agreement between the undersigned and TCA Global Credit Master Fund, LP dated as of March 31, 2016 and made effective as of June______, 2016.

Dated

In presence of
Name: Title: